SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

             Current Report Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event        Commission File Number: 0-20707
reported): September 30,  1996


                       COLONIAL REALTY LIMITED PARTNERSHIP
             (Exact name of registrant as specified in its charter)



                    Delaware                                 63-1098468
            (State of organization)                        (IRS Employer
                                                        Identification Number)

            2101 Sixth Avenue North                            35203
                   Suite 750                                 (Zip Code)
              Birmingham, Alabama
    (Address of principal executive offices)

                                 (205) 250-8700
              (Registrant's telephone number, including area code)

                       COLONIAL REALTY LIMITED PARTNERSHIP


Item 2.     Acquisition or Disposition of Assets


      Colonial Realty Limited Partnership (the Company), a Delaware limited partnership, is the "operating partnership" of Colonial Properties Trust (Colonial), an Alabama real estate investment trust whose common shares are listed on the New York Stock Exchange under the symbol CLP. During September and October of 1996 the Company acquired one multifamily apartment community in Macon, Georgia and three retail shopping centers in Central Florida (the Acquired Properties). The terms of the acquisitions, which were determined as a result of arms length negotiations between the sellers of the properties and the Company, are set forth in Real Estate Sales Contracts (the Contracts). The following summary of the material terms of the transactions is qualified in its entirety by the terms of the transactions as set forth in the Contracts.


Terms of Acquisition

The acquisitions total 176 apartment units and 589,000 square feet of retail space and were purchased at a combined purchase price of $56.6 million. These acquisitions increase the Company's multifamily portfolio to 13,039 apartment units (including 1,150 units in Georgia), increase the Company's retail portfolio to 5.7 million square feet, and increase the Company's expanding retail presence in central Florida to 2.1 million square feet. In association with one of the shopping centers, the Company assumed an existing mortgage of $10.4 million. The remainder of the purchase price of the Acquired Properties was financed through advances on the Company's line of credit.


Description of Property

Barrington Club Apartments--Macon, Georgia

On September 13, 1996 the Company acquired Barrington Club Apartments, a 176-unit luxury multifamily community in Macon, Georgia. Barrington Club was acquired for a purchase price of $9.5 million which was financed through an advance on the Company's unsecured line of credit. The development, which was completed earlier this year, consists of eight two- and three-story buildings and a separate clubhouse on approximately 14 acres of land. Amenities include a swimming pool, a fitness center, tennis courts, and a playground. The average unit size is 1,091 square feet with average unit market rent of $651 per month. The property is located in the Barrington Hall, a 650-acre Planned Unit Development, which includes a golf club with an 18-hole course, estate homes, and single family homes. Residents of Barrington Club Apartments have golf privileges at the club.


Wekiva RiverWalk--Orlando, Florida

On October 2, 1996 the Company acquired Wekiva RiverWalk Shopping Center, a 209,000 square foot shopping center in Orlando, Florida, for a purchase price of $18.1 million. The center includes a 58,000 square foot Goodings Supermarket, a 36,000 square foot Beall's Department Store, a 26,000 United Artists Cinema, and ground leases for NationsBank and Barnett Bank. The center includes approximately 34,000 square feet of vacant in-line shop space the Company anticipates using to enhance the center's performance. The center was built in 1990 and is currently 84% leased.

Bardmoor Village--St. Petersburg, Florida

On October 18, 1996 the Company acquired Bardmoor Village Shopping Center, a 158,000 square foot shopping center in St. Petersburg, Florida, for a purchase price of $11.8 million. The center includes a 66,000 square foot Publix Super Market, a 36,000 square foot Craft Depot, a 10,000 square foot Eckerd Drug Store, and a ground lease for First Union Bank. The center was built in 1981, renovated and expanded in 1991, and is currently 99% leased.

Island Walk--Orlando, Florida

On October 18, 1996 the Company also acquired Island Walk Shopping Center, a 222,000 square foot shopping center in Orlando, Florida, for a purchase price of $17.2 million. The center includes a 108,000 square foot K-mart and a 56,000 square foot Publix Super Market. The center was built in two phases with the first phase completed in 1993 and the second phase in 1995. The center is currently 95% leased. In the acquisition of this property the Company assumed an existing mortgage of $10.4 million that matures in October 2001 and bears an interest rate of 8.8%.

                       COLONIAL REALTY LIMITED PARTNERSHIP


Item 7.     Financial Statements and Exhibits


Financial Statements

                                                                     Page
      (a)    Historical Summaries of Revenues and Direct
             Operating Expenses of Wekiva RiverWalk..................

      (b)    Unaudited Pro Forma Consolidated Condensed
             Balance Sheet of Colonial Realty Limited
             Partnership.............................................

      (c)    Unaudited Pro Forma Consolidated Condensed
             Statements of Operations of Colonial Realty Limited
             Partnership.............................................


Exhibits

      23.  Letter re:  Consent of Independent Accountants

                      REPORT OF INDEPENDENT ACCOUNTANTS



To the Partners
Colonial Realty Limited Partnership

We have audited the Historical Summary of Revenues and Direct Operating Expenses of the Acquired Property--Wekiva RiverWalk as defined in Note 1 for the year ended December 31, 1995. This Historical Summary is the responsibility of the Acquired Property's management. Our responsibility is to express an opinion on the Historical Summary based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards required that we plan and perform the audit to obtain reasonable assurance about whether the Historical Summary is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the Historical Summary. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the Historical Summary. We believe our audit provides a reasonable basis for our opinion.

The accompanying Historical Summary of Revenues and Direct Operating Expenses was prepared for the purpose of complying with the rules and regulations of the Securities and Exchange Commission for inclusion in the Form 8-K of Colonial Realty Limited Partnership, and is not intended to be a complete presentation of the revenues and expenses of the Acquired Property--Wekiva RiverWalk.

In our opinion, the Historical Summary referred to above presents fairly, in all material respects, the revenues and direct operating expenses of the Acquired Property for the year ended December 31, 1995 in conformity with generally accepted accounting principles.



                                                      COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
December 5, 1996


                       ACQUIRED PROPERTY--WEKIVA RIVERWALK
                             HISTORICAL SUMMARIES OF
                     REVENUES AND DIRECT OPERATING EXPENSES
                              _____________________

                                       For the
                                     Year Ended
                                  December 31, 1995
                                 -------------------



Revenues .........................   $2,515,780
                                     ----------

Direct operating expenses:
    General operating expenses ...      266,666
    Salaries and Benefits ........       18,577
    Repairs and maintenance ......      158,870
    Taxes, licenses, and insurance      314,819
                                     ----------

                                        758,932
                                     ----------

Excess of revenues over direct
    operating expenses ...........   $1,756,848
                                     ==========




See Note to Historical Summaries of Revenues and Direct Operating Expenses.

                       ACQUIRED PROPERTY--WEKIVA RIVERWALK
                         NOTE TO HISTORICAL SUMMARIES OF
                     REVENUES AND DIRECT OPERATING EXPENSES



1.    Accounting Policies

      Description--The accompanying Historical Summary consists of Wekiva RiverWalk, a retail property (the Acquired Property) located in Orlando, Florida. Colonial Realty Limited Partnership purchased the Acquired Property for a total of approximately $18.1 million.

      Basis of Presentation--The Historical Summary of Revenue and Direct Operating Expenses includes gross operating revenues, exclusive of interest income, and direct operating expenses, exclusive of mortgage and other interest expense, depreciation, amortization, management fees, non-recurring administrative expenses, and federal, state and local income taxes, if any.

      Income Recognition--Revenue from rental property are recognized when due from tenants.

                       COLONIAL REALTY LIMITED PARTNERSHIP
                             PRO FORMA CONSOLIDATED
                             CONDENSED BALANCE SHEET
                               September 30, 1996
                                   (Unaudited)


The following unaudited pro forma consolidated condensed balance sheet reflects significant transactions effected by Colonial Realty Limited Partnership after September 30, 1996 including the purchase of three of the four Acquired Properties mentioned elsewhere herein. (One of the four Acquired Properties was purchased prior to September 30, 1996 and is already reflected in the Company's historical balance sheet at September 30, 1996.) In addition to the three Acquired Properties, the unaudited pro forma consolidated condensed balance sheet reflects a public offering of debt proposed for December 1996. The pro forma effects of these transactions are included in the unaudited pro forma consolidated condensed balance sheet assuming the transactions had occurred as of September 30, 1996 and assuming the Company used the proceeds of the debt offering to repay outstanding indebtedness. (See notes to unaudited pro forma consolidated condensed balance sheet).

This unaudited pro forma consolidated condensed balance sheet is not necessarily indicative of the actual financial position of the Company had the transactions been completed as of September 30, 1996, nor does it purport to represent the future financial position of the Company. The unaudited pro forma consolidated condensed balance sheet and related notes should be read in conjunction with the information in the Company's General Form for Registration of Securities as filed with the Securities and Exchange Commission on Form 10/A on July 5, 1996 and the Company's historical financial position as of September 30, 1996 as filed with the Securities and Exchange Commission on Form 10-Q on November 14, 1996. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.


                       Colonial Realty Limited Partnership
                 Pro Forma Consolidated Condensed Balance Sheet
                               September 30, 1996
                                   (Unaudited)



                         Colonial        Pro Forma Adjustments        Colonial
                          Realty   --------------------------------    Realty
                         Limited   Acquisition Proceeds               Limited
                       Partnership     of        of      Payment    Partnership
                        Historical Properties  Offering  of Debt     Pro Forma
                        ---------- ---------- ---------- ----------  ----------
                            (A)       (B)        (C)        (D)
ASSETS
Land, buildings,
  & equipment, net .......$740,620  $47,100                           $787,720
Undeveloped land and
  construction in progress 101,320                                     101,320
Cash and equivalents .....   2,430             $  99,000  $(99,000)      2,430
Restricted cash ..........   2,474                                       2,474
Accounts receivable, net .   2,643                                       2,643
Prepaid expenses .........   5,163                                       5,163
Notes receivable .........     597                                         597
Deferred debt and
  lease costs ............   5,658                 1,000                 6,658
Investment in partnerships   5,095                                       5,095
Other assets .............   5,539                                       5,539
                         ========= =========   =========  =========   =========
                         $ 871,539 $ 47,100    $ 100,000  $(99,000)   $919,639
                         ========= =========   =========  =========   =========

LIABILITIES AND PARTNERS' CAPITAL

Notes and mortgages
   payable ..........    $ 431,543 $ 47,100    $ 100,000  $(99,000)   $479,643
Accounts payable ....       11,405                                      11,405
Accrued expenses ....       10,953                                      10,953
Tenant deposits .....        2,779                                       2,779
Unearned rent .......          764                                         764
                         --------- ---------   ---------  ---------   ---------
    Total liabilities      457,444   47,100      100,000   (99,000)    505,544
                         --------- ---------   ---------  ---------   ---------

Redeemable units ....      221,319                                     221,319
                         --------- ---------   ---------  ---------   ---------

Partners' capital ...      192,776                                     192,776
                         --------- ---------   ---------  ---------   ---------
                         $ 871,539 $ 47,100    $ 100,000  $(99,000)   $919,639
                         ========= =========   =========  =========   =========

                     COLONIAL REALTY LIMITED PARTNERSHIP
                       NOTES TO PRO FORMA CONSOLIDATED
                           CONDENSED BALANCE SHEET
                                 (Unaudited)


(A) Reflects the historical financial position of the Company as of September 30, 1996 as presented in the Company's Form 10-Q as filed with the Securities and Exchange Commission on November 14, 1996.

(B) Includes the acquisition of three of the four Acquired Properties; Wekiva RiverWalk for a purchase price of $18.1 million, Island Walk for $11.8 million, and Bardmoor Village for $17.2 million. These property acquisitions were financed through advances on the Company's unsecured line of credit and the assumption of indebtedness on one of the properties.

(C) Reflects the proceeds of the proposed December 1996 debt offering of $100,000,000 less costs of the offering of $1,000,000.

(D) Reflects the repayment of the outstanding balance on the Company's unsecured line of credit.




                     COLONIAL REALTY LIMITED PARTNERSHIP
                       PRO FORMA CONSOLIDATED CONDENSED
                           STATEMENTS OF OPERATIONS
                   For the Year Ended December 31, 1995 and
                   the Nine Months Ended September 31, 1996
                                 (Unaudited)


The following unaudited pro forma consolidated condensed statements of operations reflect significant transactions effected by Colonial Realty Limited Partnership during 1995 and 1996 which includes the purchase of the four Acquired Properties mentioned elsewhere herein. In addition to the Acquired Properties, the following significant transactions are reflected in the unaudited pro forma consolidated condensed statements of operations: (i) the Company's acquisition of six properties during 1995, (ii) the Company's acquisition of seven properties during 1996 other than the four Acquired Properties, (iii) Colonial's equity offerings completed in May 1995 and January 1996, the proceeds of which were contributed to the Company, (iv) the Company's debt offering completed in July 1996, and (v) the Company's debt offering proposed for December 1996. The pro forma effects of all such transactions are included in the unaudited pro forma consolidated condensed statements of operations assuming the transactions had occurred as of January 1, 1995 and assuming the Company used the proceeds of the equity and debt offerings to repay outstanding indebtedness. (See notes to unaudited pro forma consolidated condensed statements of operations).

These unaudited pro forma consolidated condensed statements of operations are not necessarily indicative of the actual results of operations had the transactions been completed as of January 1, 1995, nor do they purport to represent the future results of the operations of the Company. The Company is not aware of any material factors relating to the Acquired Properties, other than as disclosed in the footnotes to the unaudited pro forma consolidated condensed statements of operations, which would cause the combined historical summaries of revenue and direct operating expenses not to be necessarily indicative of future operating results.

The unaudited pro forma consolidated condensed statements of operations and related notes should be read in conjunction with the information in the Company's General Form for Registration of Securities as filed with the Securities and Exchange Commission on Form 10/A on July 5, 1996 and the Company's historical results of operations for the nine months ended September 30, 1996 as filed with the Securities and Exchange Commission on Form 10-Q on November 14, 1996. In management's opinion, all adjustments necessary to reflect the effects of these transactions have been made.


                       Colonial Realty Limited Partnership
            Pro Forma Consolidated Condensed Statements of Operations
                      For the year ended December 31, 1995


                                    For the year ended December 31, 1995
                         ------------------------------------------------------

                              Colonial     Pro Forma Adjustments     Colonial
                               Realty   --------------------------    Realty
                              Limited    Acquisition                 Limited
                            Partnership      of         Payment     Partnership
                             Historical  Properties    of Debt,net  Pro Forma
                          ------------- ------------  ------------ ------------
                               (A)           (B)           (C)

Revenues:
  Rent ....................   $ 107,172    $  26,323    $    -0-   $ 133,495
  Other ...................       4,265        2,106         -0-       6,371
                              ---------    ---------    ---------  ---------
  Total revenue ...........     111,437       28,429         -0-     139,866
                              ---------    ---------    ---------  ---------

Property operating expenses:
  General operating expenses      8,355        2,710         -0-      11,065
  Salaries and benefits ...       7,363        1,555         -0-       8,918
  Repairs and maintenance ..     10,890        1,844         -0-      12,734
  Taxes, licenses,
  and insurance ............      9,927        2,913         -0-      12,840
General and administrative .      5,747          -0-         -0-       5,747
Depreciation and amortization    20,615        4,587         -0-      25,202
                              ---------    ---------    ---------  ---------
  Total operating expenses .     62,897       13,609         -0-      76,506
                              ---------    ---------    ---------  ---------
  Income from operations ...     48,540       14,820         -0-      63,360
                              ---------    ---------    ---------  ---------

 Other income (expense):
   Interest Expense ........    (23,972)     (11,835)     10,418     (25,389)
   Income from partnerships         499          -0-         -0-         499
   Gains from sale of
   property ................        175          -0-         -0-         175
                              ---------    ---------    ---------  ---------
   Total other expense .....    (23,298)     (11,835)     10,418     (24,715)
                              ---------    ---------    ---------  ---------
   Net income (loss) .......  $  25,242    $   2,985    $ 10,418   $  38,645
                              =========    =========    =========  =========

 Net income per unit          $    1.28                            $    1.48
                              =========                            =========

 Common units outstanding        19,694                               26,088
                              =========                            =========



                       Colonial Realty Limited Partnership
            Pro Forma Consolidated Condensed Statements of Operations
                  For the nine months ended September 30, 1996


                               For the nine months ended September 30, 1996
                          ----------------------------------------------------

                            Colonial       Pro Forma Adjustments   Colonial
                              Realty   -------------------------    Realty
                             Limited     Acquisition                Limited
                          Partnership      of        Payment      Partnership
                           Historical   Properties   of Debt,net   Pro Forma
                          -----------  ------------ ------------  ------------
                               (A)          (B)           (C)

Revenues:
 Rent .....................$  93,091    $   9,634    $     -0-       $ 102,725
 Other ....................    3,172        1,351          -0-           4,523
                           ---------    ---------    ---------       ---------
  Total Revenue ...........   96,263       10,985          -0-         107,248
                           ---------    ---------    ---------       ---------

Property operating expenses:
 General operating expenses    7,100        1,048          -0-           8,148
 Salaries and benefits ....    6,449          640          -0-           7,089
 Repairs and maintenance ..    9,777          522          -0-          10,299
 Taxes, licenses and
 insurance ................    8,374          856          -0-           9,230
General and administrative     2,598           -0-         -0-           2,598
Depreciation and
 amortization .............   17,034        1,993          -0-          19,027
                           ---------    ---------    ---------       ---------
  Total operating expenses    51,332        5,059          -0-          56,391
                           ---------    ---------    ---------       ---------
  Income from operations ..   44,931        5,926          -0-          50,857
                           ---------    ---------    ---------       ---------

Other income (expense):
 Interest expense .........  (16,614)      (5,695)      1,321          (20,988)
 Income from partnerships .      456           -0-         -0-             456
 Gains from sales .........       15           -0-         -0-              15
                           ---------    ---------    ---------       ---------
  Total other expense .....  (16,143)      (5,695)      1,321          (20,517)
                           ---------    ---------    ---------       ---------

 Income before
  extraordinary item ......   28,788          231       1,321           30,340
 Extraordinary loss from
  early extinquishment
  of debt .................     (488)          -0-         -0-            (488)
                           ---------    ---------    ---------       ---------

   Net income (loss) ......$  28,300    $     231    $  1,321        $  29,852
                           =========    =========    =========       =========

 Net income per unit       $    1.11                                 $    1.14
                           =========                                 =========

 Common units outstanding     25,576                                    26,088
                           =========                                 =========


                     COLONIAL REALTY LIMITED PARTNERSHIP
                       NOTES TO PRO FORMA CONSOLIDATED
                      CONDENSED STATEMENTS OF OPERATIONS
                                 (Unaudited)


(A) Reflects the Company's historical results of operations for the year ended December 31, 1995 as presented in the Company's General Form for Registration of Securities as filed with the Securities and Exchange Commission on Form 10/A on July 5, 1996 and the Company's historical results of operations for the nine months ended September 30, 1996 as filed with the Securities and Exchange Commission on Form 10-Q on November 14, 1996.

(B) Reflects the operating results of the six properties acquired during 1995 and the eleven properties acquired during 1996 (including the four Acquired Properties mentioned elsewhere herein). The results included as pro forma adjustments for these properties include those operating results of the properties for the respective periods during which the Company did not own the properties.

     Included elsewhere herein are Historical Summaries of Revenues and Direct Operating Expenses for one of the Acquired Properties. The pro forma statements of operations include certain adjustments made to these historical summaries as presented in the following table.


                                        For the Nine        For the
                                        Months Ended       Year Ended
                                       September 30,      December 31,
                                            1996              1995
                                       ---------------   ---------------

Excess of revenues over
direct
   operating expenses (1)
   Wekiva RiverWalk .......                  $  1,340         $  1,757
   Island Walk ............                     1,302            1,495
   Bardmoor Village .......                     1,027            1,172
   Other properties .......                     4,250           14,983
                                             --------         --------
                                                7,919           19,407
Less:
   Depreciation of property(2)                  1,993            4,587

   Interest on acquisition
    financing (3)                               5,695           11,835
                                             ========         ========

Pro forma net income ......                  $    231         $  2,985
                                             ========         ========


     (1) The excess of revenues over direct operating expenses is based upon historical operations for the seventeen properties acquired during 1995 and 1996 for the year ended December 31, 1995 and the nine months ended September 30, 1996, as contained in the Historical Summaries of Revenues and Direct Operating Expenses included elsewhere herein for the property whose December 31, 1995 financial results have been audited.

     (2) The asset basis used in the computation of depreciation includes a preliminary allocation of the purchase price to land, land improvements, building, and personal property, plus acquisition costs to date. Such allocation may be adjusted pending receipt of additional information. Depreciation has been computed using the straight line method with cost recovery periods of 7 to 40 years.

     (3) Includes interest expense incurred from sources of funds used to finance the acquisition of the Acquired Properties including advances on the Company's unsecured line of credit

(C) Reflects the net effect of the application of the equity and debt offering proceeds to repay the revolving debt incurred in the acquisition of properties and mortgage debt. The interest saved from this repayment of debt is shown net of interest expense arising from debt incurred from the debt offerings.

                                  SIGNATURES


      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this amendment to be signed on its behalf by the undersigned hereunto duly authorized.


                                    COLONIAL REALTY LIMITED PARTNERSHIP
                                      a Delaware limited partnership

                                  By: Colonial Properties Holding Company,Inc., its general partner




Date:  December 5, 1996             /s/ Douglas B. Nunnelley
                                    ------------------------
                                    Douglas B. Nunnelley
                                    Senior Vice President
                                    and Chief Financial Officer



Date:  December 5, 1996             /s/ Douglas B. Nunnelley
                                    ------------------------
                                    Douglas B. Nunnelley
                                    Senior Vice President
                                    and Chief Financial Officer
                                    (Duly Authorized Officer
                                    and Principal Financial Officer)

                                                                    Exhibit 23





                      Consent of Independent Accountants



We consent to the incorporation by reference in the registration statements of Colonial Realty Limited Partnership on Forms S-3 filed on July 5, 1996 (File No. 333-04301) and October 18, 1996 (File No. 333-00000) of our report dated December 4, 1996 on our audit of the Historical Summary of Revenues and Direct Operating Expenses of Acquired Property--Wekiva RiverWalk, which report is included in the Form 8-K.



                                                      COOPERS & LYBRAND L.L.P.

Birmingham, Alabama
December 5, 1996